Exhibit 10.12

JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 4414
Telephone: (216) 586-3939
Facsimile: (216) 579-0212
David G. Heiman (admitted pro hac vice)
Carl E. Black (admitted pro hac vice)
Thomas A. Wilson (admitted pro hac vice)

HUNTON & WILLIAMS LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Telephone: (804) 788-8200
Facsimile: (804) 788-8218
Tyler P. Brown (VSB No. 28072)
J.R. Smith (VSB No. 41913)
Henry P. (Toby) Long, III (VSB No. 75134)
Justin F. Paget (VSB No. 77949)

Attorneys for Debtors and Debtors in Possession

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
RICHMOND DIVISION

In re: Alpha Natural Resources, Inc., et al., DebtorsParty Two Name	Chapter 11 Case No. 15-33896 (KRH) (Jointly Administered

STIPULATION AND AGREED ORDER AMONG THE DEBTORS, THE RETIREE COMMITTEE AND THE FIRST LIEN AGENT: (I) RESOLVING MOTION OF THE DEBTORS, PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE, FOR AN ORDER AUTHORIZING DEBTORS TO TERMINATE CERTAIN UNVESTED NON-PENSION BENEFITS; AND (II) GRANTING CERTAIN RELATED RELIEF
Alpha Natural Resources, Inc. ("ANR") and certain of its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), the official committee of retired employees appointed in the above-captioned chapter 11 cases (the "Retiree Committee") and Citicorp North America, Inc. (the "First Lien Agent" and, collectively with the Debtors and the Retiree Committee, the "Parties"), as administrative and collateral agent under the Debtors' prepetition first lien secured credit facility (the "First Lien Credit Facility"), by and through each of their undersigned counsel, hereby enter into this stipulation and agreed order

(this "Stipulation and Order") regarding the provision of non-pension benefits to the Debtors' non-union former employees and retirees as of the Effective Date, including, but not limited to, the Parties' resolution of the Motion of the Debtors, Pursuant to Section 363 of the Bankruptcy Code, For an Order Authorizing Debtors to Terminate Certain Unvested Non-Pension Benefits (Docket No. 797) (the "Retiree Benefit Motion").1

Recitals
1.    On August 3, 2015 (the "Petition Date"), the Debtors commenced their reorganization cases (the "Bankruptcy Cases") by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court").
2.    By order of the Bankruptcy Court (Docket No. 129), the Bankruptcy Cases have been consolidated for procedural purposes only and are being jointly administered.
3.    The Debtors are authorized to continue to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
4.    On February 8, 2016, the Debtors filed the Debtors' Omnibus Motion for Entry of: (I) an Order Establishing Bidding and Sale Procedures for the Potential Sale of Certain Mining Properties and Related Assets; (II) One or More Orders Approving the Sale of Such Assets; (III) an Order Approving Settlements Related to Unencumbered Assets and the Pre-Petition Lenders' Diminution Claims; and (IV) an Order Approving Amendments to Certain Case Milestones in Connection with the DIP Credit Agreement (Docket No. 1464) (the "Sale Motion")

Capitalized terms not otherwise defined herein have the meanings given to them in the Retiree Benefit Motion.

seeking to commence a process for the sale of certain of their assets (collectively, the "Core Assets"). To facilitate this process, the lenders under the First Lien Credit Facility (collectively, the "First Lien Lenders") agreed to establish an entity (the "Stalking Horse Bidder" or "NewCo") to serve as a stalking horse bidder by credit bidding $500 million of the secured debt due the First Lien Lenders for the Core Assets. By an order entered on March 11, 2016 (Docket No. 1764), the Bankruptcy Court approved, among other things, (a) the procedures for the sale of the Core Assets subject to the Sale Motion and (b) the form of asset purchase agreement supporting the stalking horse bid made by the First Lien Lenders on behalf of the Stalking Horse Bidder (as such agreement may be modified, supplemented or amended, the "Stalking Horse APA").
5.    On March 7, 2016, the Debtors filed the Joint Plan of Reorganization of Debtors and Debtors in Possession (as it may be modified, supplemented or amended, the "Plan") and a related disclosure statement (Docket No. 1703). References herein to the Debtors shall include the reorganized Debtors following the effective date of the Plan (the "Effective Date"). 2
6.    As of the Petition Date, the Debtors provided certain non-pension benefits to the Debtors' non-union former employees and retirees and their eligible spouses, surviving spouses and eligible dependents (collectively, the "Non-Union Retirees"), including, without limitation: (a) the Non-Pension Retiree Benefits, as such term is defined in the Retiree Benefit Motion; and (b) the supplemental monthly subsidies to certain non-union retirees and spouses

The First Lien Agent subsequently allocated $175 million of the stalking horse credit bid to the Debtors' interest in the Pennsylvania Land Resources natural gas business in the Marcellus Shale in southwestern Pennsylvania (the "PLR Assets"). See Docket No. 1809. Consistent with the Sale Motion and Sale Procedures Order, on April 12, 2016, the Debtors filed a motion (Docket No. 2055) seeking to designate an alternative stalking horse bidder with respect to the PLR Assets, which motion was granted by the Bankruptcy Court pursuant to an order (Docket No. 2237), entered on April 26, 2016. Accordingly, as of the date hereof, the Stalking Horse Bidder retains a credit bid in the amount of $325 million for the Core Assets other than the PLR Assets.

who took part in the Voluntary Retirement Program (collectively, the "VRP Benefits" and collectively with the Non-Pension Retiree Benefits, the "Retiree Benefits").
7.    On November 3, 2015, the Debtors filed the Retiree Benefit Motion and the Declaration of Judy Tweed Hill (Docket No. 799) in support thereof requesting authority to terminate the Non-Pension Retiree Benefits in the ordinary course of business in accordance with the terms of the applicable governing documents.
8.    The following responses were filed to the Retiree Benefit Motion (collectively, the "Responses"):

(a)
the Response to Motion of the Debtors, Pursuant to Section 363 of the Bankruptcy Code, for an Order Authorizing Debtors to Terminate Certain Unvested Non-Pension Benefits (Docket No. 877) filed by Michael J. Quillen, et al. (collectively, the "Retiree Movants");

(b)
the Response to Motion of the Debtors, Pursuant to Section 363 of the Bankruptcy Code, for an Order Authorizing Debtors to Terminate Certain Unvested Non-Pension Benefits (Docket No. 879) filed by Harold Melton;

(c)
the Objection to Motion of the Debtors, Pursuant to Section 363 of the Bankruptcy Code, for an Order Authorizing Debtors to Terminate Certain Unvested Non-Pension Benefits (Docket No. 880) filed by David Canterbury, et al.;

(d)
The United Mine Workers of America’s (I) Response and Limited Objection to Debtors’ Motion to Terminate Certain Unvested Non-Pension Obligations; (II) Statement in Support of Motion for Continuance; and (III) Statement Regarding the Motion to Appoint Retiree Committee (Docket No. 907);

(e)	the Response (Docket No. 914) filed by Donald E. Keener, Jr.;

(f)	the Response (Docket No. 915) filed by Timothy M. Talley;

(g)	the Response (Docket No. 916) filed by Randy Miller;

(h)	the Response (Docket No. 928) filed by Roy West; and

(i)	the Response (Docket No. 929) filed by Don Rey Reed.
9.    On November 10, 2015, the Retiree Movants filed the Motion to Appoint Official Retiree Committee Pursuant to 11 U.S.C. § 1114 and Memorandum of Law in Support Thereof (Docket No. 868) (the "Retiree Committee Motion").
10.    By an order entered on November 19, 2015 (Docket No. 970) (the "Retiree Committee Appointment Order"), the Court granted the relief requested in the Retiree Committee Motion and directed the appointment of an official committee of retired employees in these chapter 11 cases pursuant to section 1114(d) of the Bankruptcy Code.
11.    On December 1, 2015, the Office of the United States Trustee for Region Four filed a notice of its appointment of the Retiree Committee (Docket No. 1017).
12.    Following the appointment, the Retiree Committee, with the assistance of its professionals, began to investigate the allegations made in the Motion, initiated discovery regarding the same and took up the cause delineated in the various Responses.
13.    Thereafter, the Parties have negotiated in good faith regarding the Retiree Benefits and have agreed to a resolution of the Retiree Benefit Motion and certain other relief with respect to the Retiree Benefits as set forth herein.
14.    The Retiree Committee is authorized to resolve the Retiree Benefit Motion on the terms set forth in, and to enter into, this Stipulation and Order with respect to the Retiree Benefits in accordance with the Retiree Committee Appointment Order and sections 1114(b)(2) and (d) of the Bankruptcy Code. Retiree Committee Appointment Order, at 2; see also 11 U.S.C. §§ 1114(b)(2), (d).

Decretals
IT IS HEREBY STIPULATED AND AGREED THAT:
1.    The Retiree Benefit Motion is RESOLVED as set forth herein, and the Responses are overruled.
2.    The Debtors are authorized to modify the Retiree Benefits, consistent with the relief sought in the Retiree Benefit Motion, as such relief is modified hereby.
3.    As soon as practicable following the entry of this Stipulation and Order, the Retiree Committee shall: (a) establish a voluntary employees' beneficiary association (the "VEBA") within the meaning of section 501(c)(9) of the U.S. Internal Revenue Code of 1986, as amended (the "IRC"); and (b) provide the Debtors, NewCo and/or the First Lien Lenders (where applicable) with written notice (the "Notice")3 that (i) the Retiree Committee has established the VEBA and (ii) the VEBA can accept contributions made as instructed therein. Nothing in this Stipulation and Order is intended to mandate or provide for the type, nature or duration of benefits or payments that may be offered or provided by the VEBA, and all decisions with respect thereto shall be within the sole discretion of the trustees of the VEBA (collectively, the "VEBA Trustees"). The Retiree Committee shall establish the VEBA solely for the benefit of the Debtors' eligible Non-Union Retirees who are receiving, or have fulfilled all necessary requirements for eligibility to receive, Retiree Benefits as of the Effective Date other than the Retained Benefits (as defined below) and the Life Insurance Plans (as defined in the Retiree Benefit Motion) (collectively, the "VEBA Beneficiaries"). For the avoidance of doubt, the

The Notice shall include the VEBA trust documents, which shall be in a form reasonably acceptable to the Debtors.

Retiree Committee shall be responsible for electing or appointing the VEBA Trustees, and the Debtors shall have no obligations regarding the establishment or administration of the VEBA.
4.    The First Lien Agent, at the direction of the required First Lien Lenders, agrees that, subject to the occurrence of the Effective Date, NewCo shall provide funding to the VEBA in an aggregate nominal amount of $13 million (the "VEBA Funding") for the benefit of the VEBA Beneficiaries pursuant to the following schedule:4

(a)	$3.0 million to be paid by NewCo within 10 business days after the later of the Effective Date or the Debtors' receipt of the Notice;

(b)	$3.0 million to be paid by NewCo on January 1, 2017;

(c)	$3.5 million to be paid by NewCo on January 1, 2018;

(d)	$2.5 million to be paid by NewCo on January 1, 2019; and

(e)	$1.0 million to be paid by NewCo on January 1, 2020.
5.     The Debtors (and, following the Effective Date, the Reorganized Debtors (as such term is defined in the Plan)) and NewCo shall reasonably cooperate with the Retiree Committee and the VEBA Trustees (as applicable) to facilitate the establishment of, and the orderly transition of the Debtors' obligations related to Retiree Benefits to, the VEBA, including but not limited to providing reasonable administrative assistance and all necessary books and records relating to the Retiree Benefits (the "VEBA Administrative Assistance").
6.    This Stipulation and Order shall not modify, impair or otherwise alter, and the Debtors and the Reorganized Debtors shall retain their obligations to provide in the ordinary course, and subject to all of the Debtors' and Reorganized Debtors' rights with respect thereto

With respect to those dates set forth below that are not business days, the First Lien Lenders (or NewCo as directed by the First Lien Lenders) shall make the applicable payment to the VEBA on the first business day thereafter.

under applicable nonbankruptcy law, welfare benefits (medical (including prescription), dental and vision) payable to 53 former employees of Massey Energy Coal Company who were determined to be totally and permanently disabled as of December 31, 2011 and any eligible spouses, surviving spouses and dependents (collectively, the "Retained Benefits"). The Debtors shall not seek to terminate the Retained Benefits during the pendency of these chapter 11 cases. Except as set forth above with respect to the Retained Benefits and the provision of the VEBA Administrative Assistance, as of the Effective Date, the Debtors and the Reorganized Debtors shall have no further obligations with respect to the Retiree Benefits.
7.    The Debtors shall transfer to NewCo, and the First Lien Agent, at the direction of the required First Lien Lenders, agrees that NewCo shall assume, the Life Insurance Plans and all obligations thereunder pursuant to the Stalking Horse APA, subject to all of NewCo's rights under applicable nonbankruptcy law with respect thereto. Except as set expressly forth above with respect to the Life Insurance Plans, the VEBA Funding and the VEBA Administrative Assistance, as of the Effective Date, none of the First Lien Agent, the First Lien Lenders and NewCo shall have any obligations whatsoever with respect to the Retiree Benefits.
8.    As of the Effective Date, all of the Debtors' obligations with respect to the Retiree Benefits, other than the Retained Benefits, the Life Insurance Plans, and the VEBA Administrative Assistance, shall be deemed transferred to the VEBA (regardless of the date of establishment of the VEBA or whether the Debtors have received the Notice).
9.    Other than as expressly set forth herein, as of the Effective Date, the Debtors, their estates, the First Lien Agent, the First Lien Lenders, NewCo and each of their respective past and present parents, subsidiaries, affiliates, general partners, limited partners, shareholders, administrators, liquidators, directors, officers, employees, managers, agents, attorneys, solicitors, trustees, fiduciaries, accountants and advisors, and each of the predecessors, successors (including the Reorganized Debtors) and assigns of the foregoing: (a) shall have no obligation to any of the VEBA Beneficiaries or any of his or her respective spouses, dependents, heirs, distributees, executors, administrators, officers, directors, agents, representatives, successors or assigns under or relating to the Retiree Benefits (with the exception of the Retained Benefits as set forth in paragraph 7 above and the Life Insurance Plans as set forth in paragraph 8 above); and (b) shall incur no liability for any claim related to any of the foregoing.
10.    From and after the date of entry of this Stipulation and Order, the Retiree Committee, the VEBA Beneficiaries and all other former employees of the Debtors or any of their predecessors shall be forever estopped and barred from seeking further relief in these Bankruptcy Cases, pursuant to sections 105(a), 363(b) and/or 1114 of the Bankruptcy Code or otherwise under any other statute or regulation, relating to the provision of the Retiree Benefits (with the exception of the Retained Benefits as set forth in paragraph 6 above and the Life Insurance Plans as set forth in paragraph 7 above).
11.    The Retiree Committee hereby agrees to support any Plan filed by the Debtors, provided that such Plan is not inconsistent with the terms of this Stipulation and Order and such Plan provides the equivalent treatment with respect to the Retiree Benefits as provided in this Stipulation and Order. The Debtors', the First Lien Agent's the First Lien Lenders' and NewCo's obligations under this Stipulation and Order are conditioned upon (a) the consummation of the sale of the Core Assets other than the PLR Assets to NewCo, (b) confirmation of the Plan and (c) the occurrence of the Effective Date. In the event that any of the foregoing conditions fails to occur by August 1, 2016, unless otherwise agreed by the Parties, (a) this Stipulation and Order shall be of no further force and effect, (b) the Retiree Benefit Motion shall be reinstated and (c) the rights of each of the Parties with respect to the matters addressed herein shall be restored to their state as of the date hereof. In such event, the Stipulation and Order shall not be construed as or be deemed to be evidence of an admission or concession on the part of any Party.
12.    The modification or termination of any Retiree Benefits as set forth herein shall not give rise to any claim against any of the Debtors, NewCo, the First Lien Agent or the First Lien Lenders and neither the Debtors, NewCo, the First Lien Agent, the First Lien Lenders nor the Retiree Committee, nor any of their affiliates, successors (including the reorganized Debtors), directors, officers, employees, agents, representatives, retained professionals, attorneys, actuaries, financial advisors and assigns, shall have or incur any liability to any person (as defined in Section 101(41) of the Bankruptcy Code) or entity for any pre- or postpetition act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing or administering this Stipulation and Order, any contract, instrument, release or other agreement or document created or entered into in connection with this Stipulation and Order, or any other pre- or post-petition act taken or omitted to be taken in connection with or in contemplation of this Stipulation and Order. Notwithstanding anything to the contrary herein, nothing in this paragraph shall negate the obligations as provided in this Stipulation and Order.
13.    Nothing in the Retiree Benefit Motion or this Stipulation and Order shall be deemed or construed as an approval or assumption of any agreement or contract pursuant to section 365 of the Bankruptcy Code or a waiver of the right of the Debtors.
14.    The requirements set forth in Bankruptcy Rule 6004(a) are satisfied.

15.    This Court shall retain jurisdiction over any and all matters arising from or related to the implementation, interpretation or enforcement of this Stipulation and Order.

SO ORDERED:

Dated:	July 15, 2016	/s/ Kevin R. Huennekens
	Richmond, Virginia	UNITED STATES BANKRUPTCY JUDGE

STIPULATED AND AGREED

/s/ Henry P. (Toby) Long, III	/s/ Lynn Lewis Tavenner
David G. Heiman (admitted pro hac vice)
Carl E. Black (admitted pro hac vice)
Thomas A. Wilson (admitted u
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212

Lynn Lewis Tavenner (VSB No. 30083)
Paula S. Beran (VSB No. 34679)
David N. Tabakin (VSB No. 82709)
TAVENNER & BERAN, PLC
20 North Eighth Street, Second Floor
Richmond, Virginia 23219
Telephone: (804) 783-8300
Facsimile: (804) 783-0178

Tyler P. Brown (VSB No. 28072)
J.R. Smith (VSB No. 41913)
Henry P. (Toby) Long, III (VSB No. 75134)
Justin F. Paget (VSB No. 77949)
HUNTON & WILLIAMS LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Telephone: (804) 788-8200
Facsimile: (804) 788-8218

ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION

/s/ Henry P. (Toby) Long, III	/s/ Damon P. Meyer
Damian S. Schaible Eli Vonnegut Damon P. Meyer DAVIS POLK & WARDWELL LLP 450 Lexington Avenue New York, New York 10017 Telephone: (212) 450-4000 Facsimile: (212) 701-5800
Dion W. Hayes Sarah B. Boehm K. Elizabeth Sieg McGUIREWOODS LLP 800 East Canal Street Richmond, Virginia 23219 Telephone: (804) 775-1000 Facsimile: (804) 775-1061 ATTORNEYS FOR THE FIRST LIEN AGENT

LOCAL RULE 9022-1 CERTIFICATION
I, Henry P. (Toby) Long, III, hereby certify that the foregoing proposed agreed order was served on all necessary parties.

/s/ Henry P. (Toby) Long, III